                                  EXHIBIT 9(h)

                               Form of Schedule A
                    to the Transfer Agency Agreement between
           BB&T Mutual Funds Group and BISYS Fund Services Ohio, Inc.

                                                          Dated: _________, 1997


                                     FORM OF
                                   SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                             BB&T MUTUAL FUNDS GROUP
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
              (formerly known as The Winsbury Service Corporation)


   FUND PORTFOLIOS
   ---------------

U.S. Treasury Money Market Fund
Short Intermediate U.S. Government Income Fund
Intermediate U.S. Government Bond Fund
Growth and Income Stock Fund
Balanced Fund
Small Company Growth Fund
International Equity Fund
Capital Manager Conservative Growth Fund
Capital Manager Moderate Growth Fund
Capital Manager Growth Fund
Prime Money Market Fund
South Carolina Intermediate Tax-Free Fund
Large Company Growth Fund

                                    BB&T MUTUAL FUNDS GROUP


                                    By:
                                          ---------------------------
                                    Title:


                                    BISYS FUND SERVICES OHIO, INC.


                                    By:
                                          ---------------------------
                                    Title:




                                       D-3